Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Lithia Motors, Inc.:

We consent to the incorporation by reference in the registration statement (Nos. 333-45553, 333-43593, 333-69169, 333-69225, 333-156410, 333-39092, 333-61802, 333-21673, 333-106686, 333-116839, 333-116840, 333-135350 and 333-161590) on Forms S-8 and registration statement (No. 333-161593) on Form S-3 of Lithia Motors, Inc. of our reports dated March 3, 2010, with respect to the consolidated balance sheets of Lithia Motors, Inc. and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2009, and the effectiveness of internal control over financial reporting as of December 31, 2009, which reports appear in the December 31, 2009 annual report on Form 10-K of Lithia Motors, Inc.

/s/ KPMG LLP

Portland, Oregon

March 3, 2010